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                                                                    EXHIBIT 4.21




                                  FORM OF STOCK
                           PURCHASE CONTRACT AGREEMENT



                       CITADEL COMMUNICATIONS CORPORATION

                                       AND

                            {PURCHASE CONTRACT AGENT}


                         DATED AS OF __________________





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                                TABLE OF CONTENTS


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PARTIES
RECITALS



                                              ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

   Section 101.  Definitions................................................................................1
   Section 102.  Compliance Certificates and Opinions.......................................................5
   Section 103.  Form of Documents Delivered to Agent.......................................................6
   Section 104.  Acts of Holders; Record Dates..............................................................6
   Section 105.  Notices, etc., to Agent and the Company....................................................7
   Section 106.  Notice to Holders; Waiver..................................................................7
   Section 107.  Effect of Headings and Table of Contents...................................................8
   Section 108.  Successors and Assigns.....................................................................8
   Section 110.  Benefits of Agreement......................................................................8
   Section 111.  Governing Law..............................................................................8
   Section 112.  Legal Holidays.............................................................................8
   Section 113.  Counterparts...............................................................................8
   Section 114.  Inspection of Agreement....................................................................8

                                              ARTICLE TWO
                                      SECURITY CERTIFICATE FORMS

   Section 201.  Forms of Security Certificates Generally...................................................8
   Section 202.  Form of Agent's Certificate of Authentication..............................................9

                                             ARTICLE THREE
                                            THE SECURITIES

   Section 301.  Title and Terms; Denominations.............................................................9
   Section 302.  Rights and Obligations Evidenced by the Security Certificates..............................9
   Section 303.  Execution, Authentication, Delivery and Dating.............................................9
   Section 304.  Temporary Security Certificates...........................................................10
   Section 305.  Registration; Registration of Transfer and Exchange.......................................10
   Section 306.  Mutilated, Destroyed, Lost and Stolen Security Certificates...............................12
   Section 307.  Persons Deemed Owners.....................................................................12
   Section 308.  Cancellation..............................................................................13
   Section 309.  Securities Not Separable..................................................................13

                                             ARTICLE FOUR
                                        THE PLEDGED SECURITIES

   Section 401.  Payment of Distributions; Rights to Distributions Preserved...............................13
   Section 402.  Transfer of Pledged Securities Upon Occurrence of Termination Event.......................14
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
                                                   ARTICLE FIVE
                                              THE PURCHASE CONTRACTS

   Section 501.  Purchase of Shares of Common Stock........................................................14
   Section 502.  Contract Fees.............................................................................15
   Section 503.  Deferral of Payment Dates for Contract Fee................................................16
   Section 504.  Payment of Purchase Price.................................................................16
   Section 505.  Issuance of Share of Common Stock.........................................................16
   Section 506.  Adjustment of Settlement Rate.............................................................17
   Section 507.  Notice of Adjustments and Certain Other Events............................................20
   Section 508.  Termination Event; Notice.................................................................20
   Section 509.  Early Settlement..........................................................................21
   Section 510.  No Fractional Shares......................................................................22
   Section 511.  Charges and Taxes.........................................................................22

                                              ARTICLE SIX
                                               REMEDIES

   Section 6.01.  Unconditional Right of Holders to Receive Contract Fee...................................22
   Section 6.02.  Restoration of Rights and Remedies.......................................................22
   Section 6.03.  Rights and Remedies Cumulative...........................................................22
   Section 6.04.  Delay or Omission Not Waiver.............................................................23
   Section 6.05.  Undertaking for Costs....................................................................23
   Section 6.06.  Waiver of Stay or Extension Laws.........................................................23

                                             ARTICLE SEVEN
                                               THE AGENT

   Section 701.  Certain Duties and Responsibilities.......................................................23
   Section 702.  Notice of Default.........................................................................24
   Section 703.  Certain Rights of Agent...................................................................24
   Section 704.  Not Responsible for Recitals or Issuance of Securities....................................24
   Section 705.  May Hold Securities.......................................................................25
   Section 706.  Money Held in Trust.......................................................................25
   Section 708.  Corporate Agent Required; Eligibility.....................................................25
   Section 709.  Resignation and Removal; Appointment of Successor.........................................25
   Section 710.  Acceptance of Appointment by Successor....................................................26
   Section 711.  Merger, Consolidation or Succession to Business...........................................26
   Section 712.  Preservation of Information; Communications to Holders....................................27
   Section 713.  No Obligations of Agent...................................................................27

                                             ARTICLE EIGHT
                                        SUPPLEMENTAL AGREEMENTS

   Section 801.  Supplemental Agreements Without Consent of Holders........................................27
   Section 802.  Supplemental Agreements with Consent of Holders...........................................28
   Section 803.  Execution of Supplemental Agreements......................................................28
   Section 804.  Effect of Supplemental Agreements.........................................................28
   Section 805.  Reference to Supplemental Agreements......................................................29
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                                             ARTICLE NINE
                               CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   Section 901.  Covenant Not to Merge, Consolidate, Sell or Convey Property Except
                     Under Certain Conditions..............................................................29
                                                                                                           29
   Section 902.  Rights and Duties of Successor Corporation................................................29
   Section 903.  Opinion of Counsel to Agent...............................................................29

                                              ARTICLE TEN
                                               COVENANTS

   Section 1001.  Performance Under Purchase Contracts.....................................................30
   Section 1002.  Maintenance of Office or Agency..........................................................30
   Section 1003.  Company to Reserve Common Stock..........................................................30
   Section 1004.  Covenants as to Common Stock.............................................................30
   Section 1005.  Statements of Officers of the Company as to Default......................................30


TESTIMONIUM
SIGNATURES

EXHIBIT A         Form of Security Certificate
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                  PURCHASE CONTRACT AGREEMENT, dated as of ____________ between
CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), and [PURCHASE CONTRACT AGENT], acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

                                    RECITALS

         A. The Company has duly authorized the execution and delivery of this Agreement and the Security Certificates evidencing the Securities.

         B. All things necessary to make the Company's obligations under the Securities, when the Security Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as in this Agreement provided, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                  WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 101. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                  (2) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  "Act" when used with respect to any Holder, has the meaning specified in Section 104.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter.

                  "Agent" shall mean the Person who is then the Agent hereunder.

                  "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Applicable Market Value" has the meaning specified in Section 501.

                  "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.



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                  "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

                   "Business Day" means any day that is not a Saturday, Sunday or a day on which the NYSE or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to be closed.

                  "Closing Price" has the meaning specified in Section 501.

                  "Collateral Agent" means _____________, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

                  "Contract Fee" means the fee payable by the Company in respect of each Purchase Contract, equal to __% per annum of the Stated Amount, accruing from ____________, 199__, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, plus any additional fees accrued pursuant to Section 503.

                  "Corporate Trust Office" means the principal office of the Agent in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at ________________, New York, New York.

                  "Current Market Price" has the meaning specified in Section 506(a)(8).

                  "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Section 305.

                  "Early Settlement" has the meaning specified in Section
509(a).

                  "Early Settlement Amount" has the meaning specified in Section 509(a).

                  "Early Settlement Date" has the meaning specified in Section 509(a).

                  "Early Settlement Rate" has the meaning specified in Section 509(b)

                  "Exchange Act" means the Securities Act of 1934 and any statute successor thereto, in each case as amended from time to time.

                  "Excess Pledged Securities" has the meaning specified in
Section 402.

                  "Expiration Date" has the meaning specified in Section 104.

                  "Expiration Time" has the meaning specified in Section 506(a)(6).

                  "Final Settlement Date" means ____________, 199__.

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                  "Final Settlement Fund" has the meaning specified in Section
505.

                  "Global Security Certificate" means a Security Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

                  "Holder," when used with respect to a Security Certificate (or a Security), means a Person in whose name the Security evidenced by such Security Certificate (or the Security Certificate evidencing such Security) is registered in the Security Register.

                  "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

                  "NYSE" has the meaning specified in Section 501.

                  "Officer's Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Agent.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

                  "Outstanding Securities" means, as of the date of determination, all Securities evidenced by then Outstanding Security Certificates, except:

                  (i) If a Termination Event has occurred, Securities for which the underlying Pledged Securities have been theretofore deposited with the Agent in trust for the Holders of such Securities; and

                  (ii) On and after the applicable Early Settlement Date, Securities as to which the Holder has elected to effect Early Termination of the related Purchase Contracts; provided, however, that in determining whether the Holders of the requisite number of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Agent knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

                  "Outstanding Security Certificates" means, as of the date of determination, all Security Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                  (i) Security Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation; and

                  (ii) Security Certificates in exchange for or in lieu of which other Security Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Security Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Security Certificate is held by a bona fide purchaser in whose hands the Securities evidenced by such Security Certificate are valid obligations of the Company.


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                  "Payment Date" means each _________ and ___________,
commencing ____________, 19__.

                  "Persons" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge" means the pledge under the Pledge Agreement of the Pledged Securities constituting a part of the Securities.

                  "Pledge Agreement" means the Pledge Agreement, in the form of Exhibit B, dated as of the date hereof, among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

                  "Pledged Securities" means [ ].

                  "Predecessor Security Certificate" of any particular Security Certificate means every previous Security Certificate evidencing all or a portion of the rights and obligations of the Holder under the Securities evidenced thereby; and, for the purposes of this definition, any Security Certificate authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Security Certificate.

                  "Purchase Contract," when used with respect to any Security, means the contract obligating the Company to sell and the Holder of such Security to purchase Common Stock on the terms and subject to the conditions set forth in Article Five hereof.

                  "Purchased Shares" has the meaning specified in Section 506(a)(6).

                  "Record Date" for the distributions and Contract Fees payable on any Payment Date means the _____________ or _______________ (whether or not a Business Day), as the case may be, next preceding such Payment Date.

                  "Reorganization Event" has the meaning specified in Section 506(b).

                  "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

                  "Security" means the collective rights and obligations of a Holder of a Security Certificate in respect of Pledged Securities with a principal amount or liquidation preference equal to the Stated Amount, subject to the Pledge thereof, and a Purchase Contract.

                  "Security Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Securities specified on such certificate.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                  "Settlement Rate" has the meaning specified in Section 501.

                  "Stated Amount" means $_______________.


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                  "Termination Date" means the date, if any, on which a
Termination Event occurs.

                  "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Final Settlement Date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the United States Bankruptcy Code or any other similar applicable Federal or State law, and, unless such decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (iii) at any time on or prior to the Final Settlement Date the Company shall institute proceedings to be adjudicated a bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

                  "Threshold Appreciation Price" has the meaning specified in
Section 501.

                  "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

                  "Trading Day" has the meaning specified in Section 501.

                  "Underwriting Agreement" means the Underwriting Agreement dated ____________ between the Company and ________________, as representative of the several Underwriters named therein.

                  "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                  Section 102. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


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                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 103. Form of Documents Delivered to Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 104. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 701) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Agent deems sufficient.

                  (c) The ownership of Securities shall be proved by the Security Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in

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lieu thereof in respect of anything done, omitted or suffered to be done by the
Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security Certificate.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in
         Section 106.

                  With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                  Section 105. Notices, etc., to Agent and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                  (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first class postage prepaid, to the Agent at _______________, Attention: Stock Transfer Department, or at any other address previously furnished in writing by the Agent to the Holders and the Company, or

                  (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, Attention: [ ], or at any other address previously furnished in writing to the Agent by the Company.

                  Section 106. Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

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Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

                  Section 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 108. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 109. Separability Clause. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

                  Section 110. Benefits of Agreement. Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Security Certificates by their acceptance of delivery thereof.

                  Section 111. Governing Law. This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 112. Legal Holidays. In any case where any Payment Date, any Early Settlement Date or the Final Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Securities) payment in respect of distributions on Pledged Securities or Contract Fees shall not be made, Purchase Contracts shall not be performed and Early Settlement shall not be effected on such date, but such payments shall be made, or the Purchase Contracts shall be performed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Early Settlement Date or Final Settlement Date, as the case may be; provided, that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, Early Settlement Date or Final Settlement Date, as the case may be.

                  Section 113. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 114. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.


                                   ARTICLE TWO
                           SECURITY CERTIFICATE FORMS

                  Section 201. Forms of Security Certificates Generally. The Security Certificates (including the form of Purchase Contracts forming part of the Securities evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

                  The definitive Security Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Security Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  Every Global Security Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS SECURITY CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF. EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  Section 202. Form of Agent's Certificate of Authentication. The form of the Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the Security Certificates.

                                  ARTICLE THREE
                                 THE SECURITIES

                  Section 301. Title and Terms; Denominations. The aggregate number of Securities evidenced by Security Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to _________ (subject to increase up to a maximum of _____________ to the extent the overallotment option of the underwriters under the Underwriting Agreement is exercised), except for Security Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Security Certificates pursuant to Section 304, 305, 306, 509 or 805.

                  The Security Certificates shall be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof.

                  Section 302. Rights and Obligations Evidenced by the Security Certificates. Each Security Certificate shall evidence the number of Securities specified therein, with each such Security representing the ownership by the Holder thereof of Pledged Securities with a principal amount or liquidation preference equal to the Stated Amount, subject to the Pledge of such Pledged Securities by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Securities shall not entitle the Holders to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company, except to the extent otherwise expressly provided in this Agreement.

                  Section 303. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Security Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Security Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holder and deliver such Security Certificates.

                  The Security Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Security Certificates may be manual or facsimile.

                  Security Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security Certificates or did not hold such offices at the date of such Security Certificates.

                  No Purchase Contract underlying a Security evidenced by a Security Certificate shall be valid until such Security Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Security Certificate has entered into the Purchase Contracts underlying the Securities evidenced by such Security Certificate.

                  Each Security Certificate shall be dated the date of its authentication.

                  No Security Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Security Certificate shall be conclusive evidence, and the only evidence, that such Security Certificate has been duly authenticated and delivered hereunder.

                  Section 304. Temporary Security Certificates. Pending the preparation of definitive Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Security Certificates, temporary Security Certificates which are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

                  If temporary Security Certificates are issued, the Company will cause definitive Security Certificates to be prepared without unreasonable delay. After the preparation of definitive Security Certificates, the temporary Security Certificates shall be exchangeable for definitive Security Certificates upon surrender of the temporary Security Certificates at the Corporate Trust Office, at the expense of the company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Security Certificates of authorized denominations and evidencing a like number of Securities as the temporary Security Certificate or Security Certificates so surrendered. Until so exchanged, the temporary Security Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities evidenced thereby as definitive Security Certificates.

                  Section 305. Registration; Registration of Transfer and Exchange. The Agent shall keep at the Corporate Trust Office a register (the register maintained in such office being herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Security Certificates and of transfers of Security Certificates (the Agent, in such capacity, the "Security Registrar").

                  Upon surrender for registration of transfer of any Security Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Security Certificates of any authorized denominations and evidencing a like number of Securities.

                  At the option of the Holder, Security Certificates may be exchanged for other Security Certificates, of any authorized denominations and evidencing a like number of Securities, upon surrender of the Security Certificates to be exchanged at the Corporate Trust Office. Whenever any Security Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Security Certificates which the Holder making the exchange is entitled to receive.

                  All Security Certificates issued upon any registration of transfer or exchange of a Security Certificate shall evidence the ownership of the same number of Securities and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Securities evidenced by the Security Certificate surrendered upon such registration of transfer or exchange.

                  Every Security Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of a Security Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Security Certificates, other than any exchanges pursuant to Sections 306 and 805 not involving any transfer. Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Security Certificate presented or surrendered for registration of transfer or for exchange on or after the Final Settlement Date or the Termination Date. In lieu of delivery of a new Security Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Security Certificate, or (ii) if a Termination Event shall have occurred prior to the Final Settlement Date, transfer the principal amount or liquidation amount, as the case may be, of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

                  The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Security Certificates:

                  (1) Each Global Security Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of the Depositary designated for such Global Security Certificate or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, an each such Global Security Certificate shall constitute a single Security Certificate for all purposes of this Agreement.

                  (2) Notwithstanding any other provision in this Agreement, no Global Security Certificate may be exchanged in whole or in part of Security Certificates registered, and no transfer for a Global

         Security Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security Certificate or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security Certificate or (ii) has ceased to be a clearing agency registered under the Exchange Act or (b) there shall have occurred and be continuing a default by the Company in respect to its obligations under one or more Purchase Contracts.

                  (3) Subject to Clause (2) above, any exchange of a Global Security Certificate for other Security Certificates may be made in whole or in part, and all Security Certificates issued in exchange for a Global Security Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Security Certificate shall direct.

                  (4) Every Security Certificate authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security Certificate or any portion thereof, whether pursuant to this Section, Section 304, 306, 509 or 805 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Security Certificate, unless such Security Certificate is registered in the name of a Person other than the Depositary for such Global Security Certificate or a nominee thereof.

                  Section 306. Mutilated, Destroyed, Lost and Stolen Security Certificates. If any mutilated Security Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Security Certificate, evidencing the same number of Securities and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Security Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Security Certificate, a new Security Certificate, evidencing the same number of Securities and bearing a number not contemporaneously outstanding.

                  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Security Certificate on or after the Final Settlement Date or the Termination Date. In lieu of delivery of a new Security Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Security Certificate, or (ii) if a Termination Event shall have occurred prior to the Final Settlement Date, transfer the principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

                  Upon the issuance of any new Security Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

                  Every new Security Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Security Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Security Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Security Certificates delivered hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Security Certificates.

                  Section 307. Persons Deemed Owners. Prior to due presentment of a Security Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Security Certificate is registered as the owner of the Securities evidenced thereby, for the purpose of receiving payments of distributions on the Pledged Securities, receiving payments of Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of distributions on the Pledged Securities or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent or the Company or the Agent, shall be affected by notice to the contrary.

                  Notwithstanding the foregoing, with respect to any Global Security Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Security Certificate, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Security Certificate.

                  Section 308. Cancellation. All Security Certificates surrendered for delivery of shares of Common Stock on or after the Final Settlement Date, transfer of Pledged Securities after the occurrence of a Termination Event or pursuant to an Early Settlement or registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Security Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Security Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Security Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Security Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Security Certificates held by the Agent shall be disposed of as directed by Issuer Order.

                  If the Company or any Affiliate of the Company shall acquire any Security Certificate, such acquisition shall not operate as a cancellation of such Security Certificate unless and until such Security Certificate is delivered to the Agent cancelled or for cancellation.

                  Section 309. Securities Not Separable. Notwithstanding anything contained herein or in the Security Certificates to the contrary, for so long as the Purchase Contract underlying a Security remains in effect such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in respect of the Pledged Securities and Purchase Contracts constituting such Security may be acquired, and may be transferred and exchanged, only as a Security. Other than a Security Certificate evidencing a Security, no Holder of a Security, or any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Pledged Securities or the rights and obligations of the Holder and the Company under a Purchase Contract for so long as the Purchase Contract underlying the Security remains in effect.

                                  ARTICLE FOUR
                             THE PLEDGED SECURITIES

                  Section 401. Payment of Distributions; Rights to Distributions Preserved. Distributions on any Pledged Security which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) of which such Pledged Security is a part is registered at the close of business on the Record Date next preceding such Payment Date.

                  Each Security Certificate evidencing Pledged Securities delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to distributions accrued and unpaid, and to accrue, which were carried by the Pledged Securities underlying such other Security Certificate.

                  In the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, distributions on the Pledged Securities underlying such Security otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such distributions shall, subject to receipt thereof by the Agent, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) is registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, distributions on the related Pledged Securities that would otherwise be payable after the Early Settlement Date shall not be payable hereunder to the Holder of such Security.

                  Section 402. Transfer of Pledged Securities Upon Occurrence of Termination Event. Upon the occurrence of a Termination Event and the transfer to the Agent of the Pledged Securities underlying such Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Pledged Securities from each Holder of Securities by written request mailed to such Holder at his address as it appears in the Security Register, in respect of the Pledged Securities underlying the Security Certificate held by such Holder. Upon surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Pledged Securities by Federal Reserve BankWire, book entry transfer through the facilities of the Depositary Trust Company, or other appropriate procedure, the Agent shall transfer the Pledged Securities evidenced by such Security Certificate to such Holder in accordance with such instructions. If a Security Certificate is not duly surrendered to the Agent with appropriate transfer instructions, the Agent shall hold the Pledged Securities evidenced by such Security Certificate as custodian for the Holder of such Security Certificate.

                  Pledged Securities shall be transferred only in denominations of $__________ and integral multiples thereof. As promptly as practicable following the occurrence of a Termination Event, the Agent shall determine the excess of (i) the aggregate principal amount or liquidation preference, as the case may be, of Pledged Securities underlying the Outstanding Securities over
(ii) the aggregate principal amount or liquidation preference, as the case may be, of Pledged Securities in denominations of $__________ and integral multiples thereof transferrable to Holders of record on the date of such Termination Event (such excess being herein referred to as the "Excess Pledged Securities"). As soon as practicable after transfer to the Agent of the Pledged Securities underlying the Outstanding Securities as provided in the Pledge Agreement, the Agent shall sell the Excess Pledged Securities to or through one or more registered broker dealers at then prevailing prices. The Agent shall deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales of Excess Pledged Securities and, until the net proceeds of such sale or sales have been distributed to Holders of the Securities, the Agent shall hold such proceeds in trust for the Holders of Securities. Each Holder shall be entitled to receive a portion, if any, of such net proceeds in lieu of Pledged Securities with a principal amount of less than $____ determined by multiplying the aggregate amount of such net proceeds by a fraction, the numerator of which is the fraction of $_____________ in principal amount of Pledged Securities to which such Holder would otherwise be entitled (after taking into account all Securities then held by such Holder) and the denominator of which is the aggregate principal amount of Excess Pledged Securities.

                                  ARTICLE FIVE
                             THE PURCHASE CONTRACTS

                  Section 501. Purchase of Shares of Common Stock. Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than $____ (the "Threshold Appreciation Price"), __________ of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 506. As provided in
Section 510, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

                  The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Final Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  Each Holder of a Security Certificate evidencing Securities, by his acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions hereof, irrevocably authorizes the Agent as his attorney-in-fact to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities underlying such Security Certificate pursuant to the Pledge Agreement. Each Holder of a Security, by his acceptance thereof, further irrevocably covenants and agrees that, to the extent and in the manner provided in Section 504 and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal or redemption price of the Pledged Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Upon registration of transfer of a Security Certificate evidencing Purchase Contracts, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts evidenced thereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contracts evidenced by the Security Certificates so transferred. The Company covenants and agrees, and each Holder of a Security Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  Section 502. Contract Fees. Subject to Section 503, the Company shall pay, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Fee will be payable at the office of the Agent in the City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

                  Each Security Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Security Certificate.

                  In the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, Contract Fees otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Contract Fees shall be paid to the Person in whose name the Security Certificate evidencing such Security (or one or more Predecessor Security Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Contract Fees that would otherwise be payable after the Early Settlement Date with respect to the Purchase Contract underlying such Security shall not be payable.

                  Section 503. Deferral of Payment Dates for Contract Fee. The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Fee to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than two Business Days prior to such Record Date. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of per annum set forth in Appendix _______ hereto (computed on the basis set forth in Appendix ____), compounding on each succeeding Payment Date, until paid in full. Deferred Contract Fees (and additional Contract Fees accrued thereon) shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Fees may be deferred to a date that is after the Final Settlement Date or, with respect to any particular Purchase Contract, Early Settlement thereof.

                  Section 504. Payment of Purchase Price. The purchase price for the shares of Common Stock purchased pursuant to a Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the principal or redemption price, as the case may be, of the Pledged Securities Pledged to secure the obligations of the relevant Holder under such Purchase Contract. Such application shall satisfy in full the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  Section 505. Issuance of Share of Common Stock. Unless a Termination Event shall have occurred on or prior to the Final Settlement Date, on the Final Settlement Date, upon its receipt of payment in full of the purchase price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article, and subject to Section 506(b), the Company shall deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Final Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Security Certificate to the Agent on or after the Final Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Security Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock with such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 510 and any dividends or distributions with respect to such shares constituting part of the Final Settlement Fund, but without any interest thereon, and the Security Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions on the Security Certificate.

                  If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Security Certificate evidencing such Purchase Contractor has established to the satisfaction of the Company that such tax either has been paid or is not payable.

                  Section 506. Adjustment of Settlement Rate. (a) Adjustments for Dividends, Distributions, Stock Splits, Etc. (1) In case the Company shall pay or make a dividend or other distribution on any class of Common Stock of the Company in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution refereed to in paragraph (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall all be such Current market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

                  (5) In case the company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 506(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries of all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

                  (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (II) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased shares, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum being referred to as the "Purchased Shares").

                  (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 506(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of share of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

                  (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common

Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 506(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Section 501 will apply on the Final Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate in clause (c) of the Settlement Rate definition in Section 501 immediately after such adjustment pursuant to paragraph (1),(2), (3), (4), (5), (6), (7) or (10) of this Section 506(a) and the denominator shall be the Settlement Rate in clause (c) of the Settlement Rate definition in Section 501 immediately before such adjustment.

                  (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company, with or into another Person (other than a merger or consolidation in which the Company is the Continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),
(ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Final Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Final Settlement Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization event by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 506. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

                  Section 507. Notice of Adjustments and Certain Other Events.
(a) Whenever the settlement Rate is adjusted as herein provided, the Company shall:

                  (i) forthwith compute the adjusted Settlement Rate in accordance with Section 506 and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the acts requiring such adjustment and upon which such adjustment is based; and

                  (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Settlement Rate pursuant to Section 506 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

                  (b) The Agent shall not at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

                  Section 508. Termination Event; Notice. The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fee, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Pledged Securities forming a part of such Securities in accordance with the provisions of Section 402 and the Pledge Agreement.

                  Section 509. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 509 at the option of the Holder thereof, any Purchase Contracts underlying securities having an aggregate Stated Amount to $____________ or an integral multiple thereof may be settled early ("Early Settlement") as provided herein. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Security Certificate evidencing such Purchase Contracts shall deliver such Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to [(i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement minus (ii) the aggregate amount of Contract Fees, if any, otherwise payable on or prior to the immediately preceding Payment Date deferred at the option of the Company pursuant to Section 503 and remaining unpaid as of such immediately preceding Payment Date plus (iii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Fees payable on such Payment Date with respect to such Purchase Contracts plus (y) the distributions on the related Pledged Securities payable on such Payment Date]. Except as provided in the immediately preceding sentence and subject to the last paragraph of Section 502, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Fees accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

                  (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive, a number of shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to __________ and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 509, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 510.

                  (c) The Company shall cause the shares of Common Stock issuable, and Pledged Securities deliverable, upon Early Settlement of Purchase Contracts to be issued and delivered, in the case of such shares of Common Stock, and released from the Pledge by the Collateral Agent and transferred, in the case of such Pledged Securities, to the Agent, for delivery to the Holder thereof or its designee, no later than the third Business Day after the applicable Early Settlement Date.

                  (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt thereof from the Company or the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Security Certificate evidencing the related Securities, (i) transfer the Pledged Securities forming a part of such Securities and (ii) deliver a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 510.

                  (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Security Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Security Certificate evidencing the Securities as to which Early Settlement was not effected.

                  Section 510. No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Final Settlement Date or upon Early Settlement of any purchase Contracts. If Security Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Security Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Final Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Closing Price per share on the Trading Day immediately preceding the Final Settlement Date or the related Early Settlement Date, respectively. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 510 in a timely manner.

                  Section 511. Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts;

provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect to any exchange of or substitution for a Security Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Security Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Security Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE SIX
                                    REMEDIES

                  Section 6.01. Unconditional Right of Holders to Receive Contract Fee. Notwithstanding any other provision in this Agreement, the Holder of any Security shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 503), to receive payment of each installment of the Contract Fee with respect to the Purchase Contract constituting a party of such Security on the respective Payment Date for such Security and to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

                  Section 6.02. Restoration of Rights and Remedies. If any Holder of Securities has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determine adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

                  Section 6.03. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Security Certificate in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 6.04. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

                  Section 6.05. Undertaking for Costs. All parties to this Agreement agree, and each Holder of any Security by his acceptance of the Security Certificate evidencing such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder of Securities, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the distributions on any Pledged Security or the Contract Fee on any Purchase Contract on or after the respective Payment Date therefor constituting a part of the Securities held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting a part of the Securities held by such Holder.

                  Section 6.06. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN
                                    THE AGENT

                  Section 7.01. Certain Duties and Responsibilities. (a) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and in the absence of bad faith or negligence on its part, the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

                  (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

                  Section 702. Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

                  Section 703. Certain Rights of Agent. Subject to the provisions of Section 701:

                  (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

                  (d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Securities and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Company, personally or by agent or attorney; and

                  (f) the Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  Section 704. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Security Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Agreement or of the Securities. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

                  Section 705. May Hold Securities. Any Security Registrar or any other agent of the Company, or the Agent, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Security Registrar or such other agent, or the Agent.

                  Section 706. Money Held in Trust. Money held by the Agent in trust hereunder need not be segregated from the other funds except to the extent required by law. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed with the Company.

                  Section 707. Compensation and Reimbursement. The Company agrees:

                  (1) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder;

                  (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Agent and any predecessor Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  Section 708. Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 709. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 710.

                  (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 710 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company.

                  (d) If at any time

                  (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Agent shall cease to be eligible under Section 708 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
         (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

                  (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 710. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 710, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

                  Section 710. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

                  (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

                  (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

                  Section 711. Merger, Consolidation or Succession to Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Security Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Security Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

                  Section 712. Preservation of Information; Communications to Holders. (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Security Registrar.

                  (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and its accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Agent in accordance with Section 712(a).

                  (c) Every Holder of Securities, by receiving and holding the Security Certificates evidencing the same, agrees with the Company and the Agent that none of the Company, the Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 712(b), regardless of the source from which such information was derived.

                  Section 713. No Obligations of Agent. Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Security Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Security Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligations to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

                  Section 714. Tax Compliance. (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or
(ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  (b) The Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 701(a)(2) hereof.

                  (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representative.

                                  ARTICLE EIGHT
                             SUPPLEMENTAL AGREEMENTS

                  Section 801. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Security Certificates; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

                  (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 506(b); or

                  (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

                  Section 802. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Securities delivered to the Company and the Agent, the Company when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in the manner the terms of the Securities, or the provisions of this Agreement or the rights of the Holders in respect of the Securities, provided, however, that no such supplemental agreement shall, without the consent of the Holder of Each Outstanding Security affected thereby,

                  (1) change any Payment Date;

                  (2) change the amount or type of Pledged Securities underlying a Security, impair the right of the Holder of any Security to receive distribution payments on the underlying Pledged Securities or otherwise adversely affect the Holder's rights in or to such Pledged Securities;

                  (3) reduce any Contract Fee or change any place where, or the coin or currency in which, any Contract Fee is payable;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract;

                  (5) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Final Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the percentage of the Outstanding Securities the consent of whose Holders is required for any such supplemental agreement.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 803. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

                  Section 804. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

                  Section 805. Reference to Supplemental Agreements. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Security Certificates.

                                  ARTICLE NINE
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                  Section 901. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other Person, provided that (i) the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall assume the obligations of the Company under the Purchase Contracts, this Agreement and the Pledge Agreement by one or more supplemental agreements in form satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Securities or under the Pledge Agreement.

                  Section 902. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Citadel Communications Corporation, any or all of the Security Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Security Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Security Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Security Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Security Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Security Certificates had been issued at the date of the execution hereof.

                  In case of any such consolidation, merger, sale or conveyance such change in phraseology and form (but not in substance) may be made in the Security Certificates evidencing Securities thereafter to be issued as may be appropriate.

                  Section 903. Opinion of Counsel to Agent. The Agent, subject to Sections 701 and 703, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article.

                                   ARTICLE TEN
                                    COVENANTS

                  Section 1001. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

                  Section 1002. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Security Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement or Early Settlement and for transfer of Pledged Securities upon occurrence of a Termination Event, where Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies where Security Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

                  Section 1003. Company to Reserve Common Stock. The Company shall at all times prior to the Final Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Security Certificates.

                  Section 1004. Covenants as to Common Stock. The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

                  Section 1005. Statements of Officers of the Company as to Default. The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITADEL COMMUNICATIONS CORPORATION    [AGENT] Agent

By: _____________________________     By: _________________________________
Attested by                           Attested by

                                    EXHIBIT A

                       CITADEL COMMUNICATIONS CORPORATION

                          ___% ____________ SECURITIES

                        (STATED AMOUNT $___ PER SECURITY)

No. Securities

                  This Security Certificate certifies that is the registered Holder of the number of Securities set forth above. Each Security represents ownership by the Holder of ____% United States Pledged Securities due _________ ("Pledged Securities") with a principal amount equal to the Stated Amount, subject to the Pledge of such Pledged Securities by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract with Citadel Communications Corporation, a Nevada corporation (the "Company").

                  Pursuant to the Pledge Agreement, the Pledged Securities constituting part of each Security evidenced hereby have been pledged to the Collateral Agent to secure the obligations of the Holder under the Purchase Contract constituting part of such Security.

                  The Pledge Agreement provides that all payments of principal of, or distributions on, any Pledged Securities constituting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than, ______________ time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after, ______________ time, on a Business Day, then such payment shall be made no later than , ______________ time, on the next succeeding Business Day) (i) in the case of (A) distributions payments and (B) any principal payments with respect to any Pledged Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Pledged Securities (as defined in the Pledge Agreement), to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. Distributions on any Pledged Security forming part of a Security evidenced hereby which is paid on any or, commencing, 1995 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on ___________, (the "Final Settlement Date"), at a price equal to $_________ (the "Stated Amount"), a number of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, equal to the Settlement Rate, unless on or prior to the Final Settlement Date there shall have occurred a Termination Event or Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Pledged Securities pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

                  The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Security evidenced hereby a fee (the "Contract Fee") equal to ___% per annum of the Stated Amount, from __________, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Fee shall be payable to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date.

                  Distributions on the Pledged Securities and the Contract Fee will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

                  Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                           CITADEL COMMUNICATIONS CORPORATION

                                           By:
                                              ----------------------------------

                                           Attest:
                                                  ------------------------------

                  HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                           By:
                                              ----------------------------------
                                              as Attorney-in-Fact of such Holder

                                           By:
                                              ----------------------------------

Dated:

                  This is one of the Security Certificates referred to in the within mentioned Purchase Contract Agreement.

_____________________________, as Agent

By:
   ----------------------------------



                     Form of Reverse of Security Certificate

                  Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of ____________ (the "Purchase Contract Agreement"), between the Company and __________, as Agent (herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than $_________ (the "Threshold Appreciation Price"), of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Amount is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

                  The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Final Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Pledged Securities Pledged to secure the obligations of the relevant Holder under such Purchase Contract. The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Fee payable in respect of each Purchase Contract to the Person in whose name the Security Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

                  The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full. Deferred Contract Fees (and additional Contract Fees accrued thereon) shall be due on the next succeeding Payment

Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Fees may be deferred to a date that is after the Final Settlement Date.

                  The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fee, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Securities from the Pledge. The Securities shall thereafter represent the right to receive the Pledged Securities forming a part of such Securities in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

                  Subject to and upon compliance with the provisions of the Purchase Contract Agreement at the option of the Holder thereof, Purchase Contracts underlying securities having an aggregate Stated Amount equal to $_________ or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company on in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement minus (ii) the aggregate amount of Contract Fees, if any, otherwise payable on or prior to the immediately preceding Payment Date deferred at the option of the Company pursuant to the Purchase Contract Agreement and remaining unpaid as of such immediately preceding Payment Date plus (iii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Fees payable on such Payment Date with respect to such Purchase Contracts plus (y) the distributions with respect to the related Pledged Securities payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive, a number of shares of Common Stock on account of each Purchase Contract forming part of a Security as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

                  The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificate will be registered and Security Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in respect of the Pledged Securities and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

                  Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Security Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Securities evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledged Agreement on his behalf as his attorney-in-fact, and consents to the Pledge of the Pledged Securities underlying this Security Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Pledged Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least a majority of the Outstanding Securities.

                  All terms used herein which are defined in the Purchase Contract Agreement have the meanings set forth therein.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company, the Agent and any agent of the Company or the Agent may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of distributions on the Pledged Securities, receiving payments of Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                             SETTLEMENT INSTRUCTIONS

                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature

                  If shares are to be registered in the name of and delivered to REGISTERED HOLDER a Person other than the Holder, please print such Person's name and address: Please print name and address of Registered Holder:

Name
Address

                  Social Security or other Taxpayer Identification Number, if any

                            ELECTION TO SETTLE EARLY

                  The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Securities with an aggregate Stated Amount equal to $__________ or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Security Certificate representing any Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature

                  Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

                                REGISTERED HOLDER

                  If shares or Security Certificates are to be registered in the name of and delivered to and Pledged Securities are to be transferred to a Person other than the Holder, please print such Person's name and address:

                  Please print name and address of Registered Holder:

         Name

         Address

                  Social Security or other Taxpayer Identification Number, if any

                                    EXHIBIT B


                                     FORM OF
                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of , 1999 (this "Agreement"), among Citadel Communications Corporation, a Nevada corporation (the "Company"), _________________, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), and [_______________________], as purchase contract agent and as attorney-in-fact of the Holders (as hereinafter defined) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

                  A. The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there will be issued ___%
__________________________ Securities (the "Securities").

                  B. Each Security consists of (a) one Purchase Contract (as hereinafter defined) and (b) ___% ________ due ___________ ("Collateral Securities") having a principal amount of liquidation preference equal to $________ (the "Stated Amount") and maturing on ________________ (the "Final Settlement Date"), subject to the pledge of such Collateral Securities created hereby.

                  C. Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Collateral Securities constituting part of such Securities as provided herein and subject to the terms hereof.

                  D. Accordingly, the Company, the Collateral Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

                  Section 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  1. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                  2. the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  "Act" has the meaning specified in the Purchase Contract Agreement.

                  "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  ["Applicable Treasury Regulations" means Subpart 0-Book-Entry Procedures of Title 31 of the Code of Federal Regulations (31 CFR (S) 306.115 et. seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book entry U.S. Treasury Securities.]

                  "Board Resolution" has the meaning specified in the Purchase Contract Agreement.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

                  "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

                  "Collateral Securities" has the meaning specified in the Recitals.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

                  "Early Settlement" has the meaning specified in the Purchase Contract Agreement.

                  "Early Settlement Amount" has the meaning specified in the Purchase Contract Agreement.

                  "Final Settlement Date" has the meaning specified in the Recitals.

                  "Holder" when used with respect to a Security, or a Purchase Contract constituting a part thereof, has the meaning specified in the Purchase Contract Agreement.

                  "Opinion of Counsel" has the meaning specified in the Purchase Contract Agreement.

                  "Outstanding Securities" has the meaning specified in the Purchase Contract Agreement.

                  "Outstanding Security Certificates" has the meaning specified in the Purchase Contract Agreement.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge" has the meaning specified in Section 2 hereof.

                  "Pledged Collateral Securities" has the meaning specified in
Section 2 hereof.

                  "Purchase Contract" has the meaning specified in the Purchase Contract Agreement.

                  "Purchase Contract Agent" has the meaning specified in the first paragraph of this instrument.

                  "Security" has the meaning specified in the Recitals.

                  "Security Certificate" has the meaning specified in the Purchase Contract Agreement.

                  "Stated Amount" has the meaning specified in the Recitals.

                  "Termination Event" has the meaning specified in the Purchase Contract Agreement.

                  Section 2. The Pledge. The Holders from time to time of the Securities acting through the Purchase Contract Agent, as their attorney-in-fact, hereby pledge and grant to the Collateral Agent, as collateral security for the performance when due by such Holders of their respective obligations under the Purchase Contracts constituting part of such Securities, for the benefit of the Company, a security interest in all of the right, title and interest of such Holders in the Collateral Securities constituting a part of such Securities. Prior to or concurrently with the execution and delivery of this Agreement, the initial Holders and the Collateral Agent shall (i) cause the Collateral Securities to be delivered to the Collateral Agent by Federal Reserve Bank-Wire or by book-entry transfer through the facilities of the Depositary Trust Company, as the case may be, to the account of the Collateral Agent designated by it for such purpose and (ii) take appropriate action so that the applicable Federal Reserve Bank through which such Collateral Securities have been purchased will reflect such transfer and the Pledge by appropriate entries in its records in accordance with Applicable Treasury Regulations. In addition, the execution and delivery hereof by the Purchase Contract Agent and the Collateral Agent shall constitute (i) the notification to the Collateral Agent (as bailee or otherwise) of the Pledge and (ii) an acknowledgment by the Collateral Agent (as third party in possession or otherwise) of the Pledge and of its holding of such Collateral Securities subject to the Pledge, in each case, for purposes of perfecting the Pledge under Applicable Treasury Regulations and other applicable law, as the case may be, including, to the extent applicable, the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction. The pledge provided in this Section 2 is herein referred to as the "Pledge" and the Collateral Securities subject to the Pledge, excluding any Collateral Securities released from the Pledge as provided in
Section 4 hereof, are hereinafter referred to as the "Pledged Collateral Securities." Subject to the Pledge, the Holders from time to time of the Securities shall have full beneficial ownership of the Collateral Securities constituting a part of such Securities.

                  Section 3. Payments of Principal, Redemption Price and Distributions. (a) All payments of principal or redemption price of, or distributions on, any Collateral Securities constituting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such interest payment is received by the Collateral Agent on a day that is not a Business Day or after 2:00 p.m., New York City time, on a Business Day, then such payment shall be made no later than 9:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) distributions with respect to any Collateral Securities and (B) any principal or redemption payments with respect to any Collateral Securities that have been released from the Pledge pursuant to Section 4 hereof, to the Purchase Contract Agent to the account designated by it for such purpose and (ii) in the case of principal or redemption payments on any Pledged Collateral Securities, to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Collateral Securities are a part under the Purchase Contracts forming a part of such Securities. All such payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal or in respect of redemption on account of any Pledged Collateral Securities, the Purchase Contract Agent shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver over to the Company) for application to the obligations of the Holders of the Securities of which such Collateral Securities are a part under the Purchase Contracts relating to the Securities of which such Collateral Securities are a part, and such Holders shall acquire no right, title or interest in any such payments of principal or in respect of redemption so received.

                  Section 4. Release of Pledged Collateral Securities. (a) Upon notice to the Collateral Agent by the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Pledged Collateral Securities from the Pledge and shall transfer all such Collateral Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

                  (b) Upon notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement, and that the Purchase Contract Agent has received from such Holders, and paid to the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge Pledged Collateral Securities with a principal amount or liquidation preference equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement.
                  (c) Transfers of Collateral Securities pursuant to Section 4(a) or (b) shall be by Federal Reserve Bank-Wire, book-entry transfer through the facilities of the Depository Trust Company or in another appropriate manner,
(i) if the Collateral Agent shall have received such notification at or prior to 1:00 p.m., New York City time, on a Business Day, then no later than 2:00 p.m., New York City time, on such Business Day and (ii) if the Collateral Agent shall have received such notification on a day that is not a Business Day or after 1:00 p.m., New York City time, on a Business Day, then no later than 9:00 a.m., New York City time, on the next succeeding Business Day.

                  Section 5. Rights and Remedies. (a) The Collateral Agent shall have all of the rights and remedies with respect to the Pledged Collateral Securities of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

                  (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of, or in respect of the redemption of, any Pledged Collateral Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Collateral Securities are a part under the Purchase Contracts forming a part of such Securities, the Collateral Agent shall have and may exercise, with reference to such Pledged Collateral Securities and such obligation of such Holder, any and all of the rights and remedies available to a secured party under the Code after default by a debtor, and as otherwise granted herein or under any other law.

                  (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of, in respect of redemptions of or distributions on the Pledged Collateral Securities.

                  (d) The Purchase Contract Agent agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent shall execute and deliver such further documents and so such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder.

                  Section 6. The Collateral Agent. The Collateral Agent and the Company hereby agree between themselves as follows (it being understood and agreed that neither the Purchase Contract Agent nor any Holder of Securities shall have any rights under this Section 6):

                  6.01. Appointment, Powers and Immunities. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible to the Company for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 6.02 hereof);
(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence; and (c) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Subject to the foregoing, during the terms of this Agreement the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Pledged Collateral Securities hereunder.

                  No provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the value of the Pledged Collateral Securities.

                  6.02. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 6.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

                  6.03. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

                  6.04. Rights in Other Capacities. The Collateral Agent and its affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Purchase Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Purchase Contract agent and any Holder or Securities without having to account for the same to the Company, provided that the Collateral Agent covenants and agrees with the Company that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Pledged Collateral Securities.

                  6.05. Non-Reliance on Collateral Agent. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of

Securities (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates.

                  6.06. Compensation and Indemnity. The Company agrees: (i) to pay the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder and (ii) to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

                  6.07. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the undersigned and/or any other person or entity with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

                  6.08. Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below,
(a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent, (b) the Collateral Agent may be removed at any time by the Company and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Collateral Securities) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

                  Promptly following the removal or resignation of the Collateral Agent the Company shall give written notice thereof to Moody's Investors Services, Inc.

                  6.09. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by such agents or advisors selected in good faith.

                  The provisions of this Section 6 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

                  Section 7. Amendment.

                  7.01. Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement in form satisfactory to the Company, the Collateral Agent and the Purchase Contract Agent, for any of the following purposes:

                  1. to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                  2. to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  3. to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent or Purchase Contract Agent; or

                  4. to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

                  7.02. Amendment with Consent of Holders. With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company, the agent and the Collateral Agent, the Company, when authorized by the Board Resolution, the Agent and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  1. change the amount or type of Collateral Securities underlying a Security, impair the right of the Holder of any Security to receive distributions on the underlying Collateral Securities or otherwise adversely affect the Holder's rights in or to such Collateral Securities; or

                  2. otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  3. reduce the percentage of Outstanding Securities the consent of whose Holders is required for any such amendment.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such act shall approve the substance thereof.

                  7.03. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.01 hereof, with respect to the Collateral Agent, and Section 701 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

                  7.04. Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

                  7.05. Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

                  Section 8. Miscellaneous.

                  8.01. No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  8.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  8.03. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  8.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

                  8.05. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  8.06. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted bylaw,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  8.07. Expenses, etc. The Company agrees to reimburse the Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 8.07; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

                  8.08. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Securities hereunder, shall be absolute and unconditional irrespective of:

                  1. any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

                  2. any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, of any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                  3. any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


CITADEL COMMUNICATIONS CORPORATION

By:
   ---------------------------------
Name:
Title:

Address for Notices:

Citadel Communications Corporation
City Center West, Suite 400
7201 West Lake Mead Boulevard
Las Vegas, Nevada 89128
(702) 804-5200


[          ]
as Purchase Contract Agent and as
attorney-in-fact of the Holders from
time to time of the Securities


By:
   ---------------------------------
Name:
Title:

Address for Notices:


[          ]
as Collateral Agent


By:
   ---------------------------------
Name:
Title: